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                                                                     EXHIBIT 8.1

                                 BRYAN CAVE LLP
                            ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                           FACSIMILE: (314) 259-2020


                               November 18, 1996



WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi  39201

Gentlemen:

     We have acted as counsel to WorldCom, Inc., a Georgia corporation ("WorldCom"), and WC Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of WorldCom ("Sub"), in connection with the proposed merger (the "Merger") of Sub with and into BLT Technologies, Inc., a Washington Corporation ("BLT"), pursuant to the Agreement and Plan of Merger, dated as of July 26, 1996, by and among WorldCom, Sub and BLT (the "Merger Agreement"). In connection with the preparation of the Registration Statement with respect to the Merger on Form S-4 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion regarding whether the discussion of the federal income tax consequences of the Merger set forth in the Registration Statement under the caption "The Merger -- Certain U.S. Federal Income Tax Consequences" fairly describes the material federal income tax consequences of the Merger.

     In rendering our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents we deemed relevant for purposes of this opinion.

     In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective date of the Merger. We have also assumed that the Registration Statement reflects all the material facts of the Merger and those involving WorldCom, Sub and BLT. In addition, our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the effective date of the Merger. Any material changes in the facts referred to, set forth or assumed herein, the

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WorldCom, Inc.
November 18, 1996
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Registration Statement or the representations referred to above may affect the conclusions stated herein.

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the Merger qualifies as a statutory merger under the laws of the State of Washington.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

     Based solely upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement under the caption "The Merger -- Certain U.S. Federal Income Tax Consequences" fairly describes the material federal income tax consequences of the Merger.

     Except as expressly set forth above, we express no other opinion. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose except that we consent to the filing of this opinion as Exhibit 8.1 of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Bryan Cave LLP

                                        Bryan Cave LLP